Exhibit 10.9.1

Certain confidential information contained in this document, marked by [***], has been omitted because Sunshine Silver Mining & Refining Corporation (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

OPUSA CONTRACT REFERENCE: OPUS.ZP.70634

This Agreement (“Agreement”) is hereby executed as of July 15, 2019

Between:                                                                                             OCEAN PARTNERS USA, INC.

43 Danbury Road

Wilton, CT, USA, 06897

(hereinafter called “Buyer”)

and

OPERACIONES SAN JOSE DE PLATA, S. DE R.L. DE C.V.

Gabriel Mancera No. 1041 Del Valle

Mexico 03100

Benito Juarez, Distrito Federal Mexico

(hereinafter called “Seller”)

Buyer agrees to buy, accept delivery of and pay for and Seller agrees to sell and deliver to Buyer, Zinc Concentrates which will be produced from the Cerro Los Gatos (Los Gatos) Mine, Chihuahua state, the United Mexican States under the following terms and conditions.

1.                                      DEFINITIONS

(a)                                 The terms “tonne” and “metric ton” mean 2,204.62 pounds or 1,000 kilograms, wet or dry basis as specifically stated herein.

(b)                                 The term “unit” used in relation to any quantity of concentrates means 1% of the net dry weight thereof.

(c)                                  The abbreviation “WMT” means wet metric ton(s).

(d)                                 The abbreviation “DMT” means dry metric ton(s).

(e)                                  Amounts of money stated in US$ and US ₵ (Dollars and Cents) and references to the lawful currency to the United States of America.

(f)                                   The terms “ounce” and “troy ounce” mean 31.1035 grams.

(g)                                  The term “kg” means kilogram.

(h)                                 The term “CIF” means CIF as defined in Incoterms published in 2010

(i)                                     The term “IMSBC” means the International Maritime Solid Bulk Cargoes Code for Safe Practice as amended from time to time.

(j)                                    The term “PPM” means parts per million.

(k)                                 The term “Calendar Year” means any year commencing January 1 and ending December 31.

(l)                                     The term “date of arrival” means the date the Notice of Readiness for discharge of the carrying vessel is tendered at the port of discharge.

(m)                             The term “laytime” means the number of weather working days (or part thereof) or Sundays, if used, or legal, local and customary holidays, if used, in which Buyer has to discharge each concentrate shipment from the carrying vessel and is calculated by dividing the Bill of Lading wet tonnes discharged for each shipment by the discharge rate guaranteed by Buyer.

(n)                                 The term “demurrage” means the amount payable by Buyer to Seller for not discharging the carrying vessel within the laytime allowed.

(o)                                 The term “despatch money” means the amount payable by Seller to Buyer for discharging the carrying vessel prior to the termination of laytime.

(p)                                 The term “business day” means a calendar day, excepting for Saturday, Sunday or holidays in Japan, Mexico and the USA.

(q)                                 The term “Smelter” means Buyer’s Iijima zinc smelter in Akita, Japan.

(r)                                    The term “Partner Agreement” means that certain Unanimous Omnibus Partner Agreement by and among Buyer, Seller, and Sunshine Silver Mining & Refining Corporation, dated as of January 1, 2015, as amended.

2.                                      QUALITY

(a)                                 In this Agreement the terms “Concentrates” shall mean Los Gatos zinc concentrates produced by Seller at its Los Gatos Mine in Chihuahua, Mexico.

The typical analysis of Concentrates is expected to be in accordance with Seller’s assays as follows:

Au	g	[***]
Ag	g	[***]
Cu	%	[***]
Zn	%	[***]
Cd	%	[***]
Pb	%	[***]
Fe	%	[***]
As	%	[***]
S	%	[***]
Hg	ppm	[***]
Co	ppm	[***]
Ni	ppm	[***]
F	ppm	[***]
MgO	%	[***]
Ga	ppm	[***]
In	ppm	[***]
CaO	%	[***]
A12O3%		[***]
Sb	ppm	[***]
Mn	%	[***]
Ge	ppm	[***]
Na	ppm	[***]
Sn	ppm	[***]
SiO2%		[***]
BaSO4%		[***]
Cl	ppm	[***]
K	ppm	[***]
Tl	ppm	[***]
Bi	ppm	[***]
Se	ppm	[***]

In the event the composition of Concentrates sold hereunder should not conform to the composition described above, Buyer and Seller will negotiate in good faith with full disclosure to overcome any financial hardship or technical difficulty which Buyer may suffer as a result thereof.

(b)                                 The moisture content of each shipment of Concentrates shall not exceed the transportable moisture limit provided in the International Maritime Organization’s International Maritime Solid Bulk Cargoes (“IMSBC”) then in effect at the time of shipment.

3.                                      QUANTITY

(a)                                 During the term of this Agreement, Seller shall sell, and Buyer shall purchase all of the annual Concentrates produced.

(b)                                 The Buyer shall deliver 100% of the Concentrates purchased from OSJ to Dowa Metals and Mining Co. Ltd.’s (“Dowa”) Smelter in Akita Japan unless otherwise agreed or advised by Dowa.

(c)                                  To establish the quantity to be delivered pursuant to this Agreement during a given Calendar Year (hereinafter called a “Shipment Year”), Seller shall advise Dowa with copy to Buyer of the estimated Concentrate production for each Shipment Year by October 31 of the immediately preceding Calendar Year. Furthermore, Seller shall declare the quantity of Concentrates (hereinafter called “Contractual Quantity”) to be shipped during such Shipment Year by November 30 of the immediately preceding Calendar Year. If there appears to be any substantial change in the Concentrate production or the Contractual Quantity as declared in accordance with the above, Seller shall immediately give notice to Dowa with copy to Buyer of such change and both parties shall attempt in good faith to resolve any problems raised thereby.

4.                                      DURATION / NEGOTIATION

(a)                                 This Agreement shall be effective from the date hereof and shall remain in full force and effect until the completion of the last delivery before June 30, 2022 (the “Initial Period”). Any extension to the Initial Period must be mutually agreed.

Notwithstanding anything in this Agreement to the contrary this Agreement may be terminated pursuant to Section 13.1 of the Seller and Dowa’s Partner Agreement in accordance with the provisions set forth therein.

(b)                                 Commercial terms, as provided in Clauses 9, 10, 11 and 12, shall be annually negotiated in good faith and agreed between Dowa and Seller (with copy to Buyer) taking into consideration the prevailing world markets, including 1) Bench Mark Terms as published by the Metal Bulletin of London and 2) the prevailing international terms and conditions governing delivery of zinc Concentrate to Japan, for zinc concentrates, for the period in which Concentrate shipments are scheduled, or such other time as may be agreed; provided, however, for 2019 commercial terms are set forth in Appendix A attached hereto, and provided that the intent of this paragraph (c) is to apply solely to renegotiation of commercial terms, and not legal terms under this Agreement, and neither party shall be liable to the other if they are unable to agree on any revisions to the commercial terms currently in effect.

(c)                                  Notwithstanding the foregoing, Dowa and/or Seller (with copy to Buyer) may request additional commercial terms beyond those in Clauses 9, 10, 11 and 12 for negotiation, if such new additional commercial terms are justified as competitive International and/or Japanese market conditions for zinc concentrate with volumes, specifications and other terms and conditions similar to those in this Agreement. The Buyer and Seller must negotiate and agree such additional commercial terms.

5.                                      SHIPMENT

(a)                                 Seller shall arrange and pay for bulk Concentrate shipments, as specified in Clause 3, to be delivered to the Buyer’s TMC Warehouse in Manzanillo. The Seller shall allow the Buyer a freight credit equal to actual costs to deliver the Concentrate to CIF FO Akita Japan (the “Freight Credit”).

(b)                                 Seller acknowledges that Buyer shall deliver Concentrates to Dowa on a vessel which shall meet berth accommodation restrictions as specified in Appendix B attached hereto.

6.                                      DELIVERY

(a)                                 Each bulk Concentrate shipment shall be delivered by Seller to Buyer FCA Hazesa Terminal, Manzanillo via the Buyer’s TMC warehouse in Manzanillo.

(b)                                 For purposes of the Freight Credit, the Buyer is responsible for discharge of Concentrates from the carrying vessel’s hold(s) and shall arrange and shall pay for all costs associated with discharge.

(c)                                  For purposes of the Freight Credit, the carrying vessel used by Buyer shall be classified highest Lloyd’s registration or equivalent and shall be no more than fifteen (15) years of age (provided, however, that if the age of the nominated vessel exceeds fifteen (15) years, Buyer will accept a vessel with an age of no more than twenty (20) years, provided that all additional cargo insurance caused by the age being above fifteen (15) years shall be for the Seller’s account), single deck, bulk carrier otherwise suitable to discharge the Concentrate by grab having fully flat and unobstructed tank top without any protruding structures which might be a hindrance for the performance of normal grab discharge and/or the use of payloaders in holds. Spout trimming must be observed at loading port, not leveling.

No Concentrate to be stowed in bridge spaces, deep tanks or other spaces inaccessible to mechanical grabs for discharging. Any extra expenses incurred in discharging by reason of stowage in excepted places shall be for account of Seller and any time so lost and above the usual time required for grab discharge is not to count as laytime used.

(d)                                 For purposes of the Freight Credit, Buyer has responsibility to deliver Concentrate to the port of discharge nominated by Dowa at Buyer’s own costs, even in case of loss or damage to the Concentrate or expense, if caused by insolvency or financial default of owners, managers, charterers, or operators of the carrying vessel, unless such cause also constitutes a Force Majeure Event as defined herein.

(e)                                  For purposes of the Freight Credit, for discharge at Akita, Japan, Dowa guarantees a discharge rate of 2,500 wet tonnes per weather working day of 24 consecutive hours, Sundays and legal, local and customary holidays excepted unless used, and if used, actual time used to count as laytime used. Laytime shall commence at 08:00 a.m. of the immediately next working day after the carrying vessel has tendered Notice of Readiness for discharge, unless sooner commenced, whether in berth or not, but only after free pratique is granted. Notice of Readiness is to be tendered during office hours only from 08:00 a.m. to 05:00 p.m., Monday through Friday, and 09:00a.m.-12:00p.m. on Saturday that the performing vessel is ready in all respects to start discharging operations, whether in berth or not, after it has arrived at the port of discharge.

(f)                                   For purposes of the Freight Credit, demurrage or despatch money (as applicable) at the port of discharge shall be for Dowa’s account at those rates in Buyer’s Charter

Party for each shipment, provided that such rates are approved by Dowa, prior to each shipment.

(g)                                  If another cargo is being discharged from the same vessel at the Akita port,

(i)                                     In case of the Concentrate being discharged after the completion of discharge of such other cargo, laytime shall commence two (2) hours later after discharge completion of such cargo unless sooner commenced.

(ii)                                  In the case of combined shipment with other cargoes, laytime shall be calculated based on the total quantity discharged at the Akita port and shall be proportionally allocated based on the Bill of Lading quantities.

7.                                      TITLE AND RISK

Title to the Concentrates shall pass from Seller to Buyer upon Seller’s receipt of the first provisional payment.

Risk of loss or damage to the Concentrates shall pass from Seller to Buyer in accordance with the FCA, Incoterms (2010), when material is delivered to Hazesa terminal in Manzanillo.

8.                                      PRICE

The purchase price payable by Buyer to Seller for Concentrate sold and delivered hereunder, shall be the sum of the amounts payable for metal contained in Concentrates determined pursuant to Clauses 4(b), 9 and 11 of this Agreement, less the applicable deductions determined pursuant to Clauses 4(b) and 10 of this Agreement.

9.                                      METAL PAYMENT

Metal  payment and metal price to be applicable for the shipments in each Calendar Year shall be agreed between Dowa and Seller (with copy to Buyer) in accordance with Clause 4 of this Agreement.

10.                               DEDUCTIONS, TREATMENT CHARGES AND ESCALATORS / DE-ESCALATORS

The treatment charge and escalators/de-escalators to be applicable for the shipments in each Calendar Year shall be agreed between Dowa and Seller (with copy to Buyer) in accordance with Clause 4 of this Agreement.

PENALTIES

Penalties to be applicable for the shipments in each Calendar Year shall be agreed between Dowa and Seller (with copy to Buyer) in accordance with Clause 4 of this Agreement.

11.                               QUOTATIONAL PERIOD

The quotational period to be applicable for the shipments in each Calendar Year shall be agreed between Dowa and Seller (with copy to Buyer) in accordance with Clause 4 of this agreement.

12.                               SETTLEMENT

(a)                                 All invoices shall be prepared and issued by Seller in US$. All payments shall be made by wire transfer to such banks as Buyer and Seller, as the case may be, shall designate from time to time.

(b)                                 All payment terms to be agreed between Dowa and Seller (with copy to Buyer).

Seller at its sole option may request an accelerated provisional payment from Buyer, in minimum 500 wet metric tonne lots against following documents:

(i)            Holding certificate in Buyer’s (or its nominated bank’s) name in a form acceptable to the Buyer

(ii)           Seller’s Weight and Assay Certificate

(iii)          Seller’s Provisional Invoice based on received weights at Buyer’s warehouse, Seller’s provisional assays and average prices for the last five business days prior to the date of the holding certificate

(iv)          MSDS Sheet to be provided immediately upon signing of the Contract and renewed every 18 months.

Buyer shall charge Seller interest at [***] from the date of advanced provisional payment by Buyer until the date of receipt of payment from Dowa as per Appendix A or as adjusted from time to time between the Seller and Dowa.

(c)                                  For each shipment, payment of the balance due to Seller will be made three (3) business days after presentation of Seller’s final invoice based on actual weight determined in accordance with Clause 14, final assays determined in accordance with Clause 15 and final price determined in accordance with Clause 8, 9, 10 and 11. If the amount on Seller’s final invoice is lower than the provisional payment, Seller shall remit to Buyer by wire transfer within three (3) business days after presentation of Seller’s final invoice, the excess of the provisional payment received by Seller.

(d)                                 Total and Partial loss:

(i)                  Should a part of any delivery of Concentrate be lost or damaged after delivery and before completion of weighing, sampling and determination of moisture, final settlement will be made as soon as all the necessary details are available based on Seller’s provisional invoice wet weight and the agreed assays and the final moisture content as provided in Clause 14 and 15 on that part of the Concentrates which has been safely delivered and otherwise in accordance with the terms of this Agreement.

(ii)               Should shipment of Concentrates be lost or damaged after the risk of loss or damage passes from Seller to Buyer, then final settlement will be made based on Seller’s provisional invoice weight and assays, moisture content and the terms provided in Clause 8 hereof.

(iii)            For the purpose of determination of the quotational period, in case of total loss or damage to Concentrates, the carrying vessel will be deemed to have arrived at the port of discharge 30 days after the date of Bill of Lading.

13.                               INSURANCE

(a)                                 Buyer at its own expense shall arrange and place marine insurance on each shipment with an international insurance company rated at least Lloyds A1.

Such insurance shall:

(i)                    Be placed provisionally for the amount of 110% of the CIF value determined at the time of shipment subject to the adjustment at 110% of the final CIF value determined in accordance with Clauses 8, 9, 10, 11, 12, 14 and 15 of this Agreement.

(ii)                     Name Dowa as an additional insured under the policy of insurance to preserve and protect their interest under the policy buyer’s obligation to pay for Concentrates pursuant to this Agreement shall not change or be affected by any insurance claim as long as the insurance is duly placed by Buyer in accordance with this Clause of this Agreement.

(iii)                      Cover Concentrates against All Risk of direct physical loss or damage from any insured peril, howsoever caused, from the time when they shall have been delivered to TMC warehouse in Manzanillo, until the port of discharge, Akita, Japan.

(iv)                Include the following conditions:

Institute Cargo Clause (A) 1/1/82. War risks subject to Institute War Clauses (Cargo) 1/1/82, the risks of Strikes, Riots and Civil Commotions subject to Institute Strikes Clauses (Cargo) 1/1/82, also cover the risks of heat and spontaneous combustion howsoever caused but exclude the claims for normal shortage in the ordinary course of transit.

(b)                                 Vessels chartered by Buyer shall comply with the London Institute Classification Clause.

14.                               WEIGHING, SAMPLING AND DETERMINATION OF MOISTURE

(a)                                 Weighing, sampling and determination of moisture of Concentrate shall be carried out immediately after discharge from the carrying vessel at Dowa’s risk and expense.

(b)                                 Weighing and sampling shall be carried out in lots of approximately 500 WMT each or as may be agreed between Seller and Dowa (with copy to Buyer) and the moisture content of each lot shall be determined separately.

Each lot shall form a separate and complete delivery for the purpose of this Agreement. Each sample shall be delivered into 6 parts — two each for Dowa and Seller, one for umpire analysis, and one to be held in reserve by Seller’s nominee.

(c)                                  Seller shall have the right to be represented at the carrying vessel’s discharge, weighing, sampling and determination of moisture at its own expense.

15.                               ASSAYS

(a)                                 From the samples taken from each lot in accordance with Clause 14, the assays of metal and other materials contents shall be determined independently by Dowa and Seller or their respective nominees in accordance with international practice.

(b)                                 Within 45 calendar days after completion of sampling at the smelter, Dowa and Seller shall notify each other that they are ready to exchange the results of their respective assays. The initiative to notify should be taken by either party immediately when its results are available.

(c)                                  The assay results on the laboratory Certificate of Analysis shall then be exchanged between Dowa and Seller by email, registered crossing mail or as otherwise agreed.

(d)                                 Should the difference between Dowa’s and Seller’s results for a lot be not more than:

Zn	%	[***]
Ag	g	[***]
Fe	%	[***]
As	%	[***]
F	ppm	[***]

the exact mean of the 2 results shall be taken as the agreed assay and shall govern for all purpose herein.

If the difference between Dowa’s and Seller’s assay results for a lot is greater than the aforesaid limits, unless Dowa and Seller agree to average the said difference (in which event that assay shall be conclusive in respect of the relevant lot), the samples of material taken from the relative lot for Umpire analysis in accordance with Clause 14, shall be sent for Umpire analysis to:

SGS Netherland B.V.

Malledjik 18

Postbus 200

3200 AE Spijkenissse

The Netherlands

or

The John Knight Laboratory

(Formerly, Alfred H. Knight International Ltd.)

Pegasus House

Kings Business Park

Prescot, Knowsley L34 1PJ

United Kingdom

or

Alex Stewart International Corporation

2b Sefton Park

Aintree, Liverpool

L30 1RD

United Kingdom

acting in rotation, or any mutually acceptable laboratory(ies).

(e)                                  Should the umpire assay fall between the results of the two parties, the arithmetical mean of the umpire assay and the assay of the party whose results are nearer to the umpire’s shall be taken for final settlement. Should the umpire assay fall outside the exchanged results, the middle of the 3 (three) results shall be final. If the umpire assay coincides with the result of either of the two parties or is the exact mean of the exchanged result, the umpire assay shall be final.

The cost of the umpire assay shall be borne by the party whose result is farther from the umpire result. The cost of the umpire assay shall be borne equally by both parties when the umpire assay is the exact mean of the exchanged results.

16.                               WASTE DISPOSAL AND HEALTH AND SAFETY OF WORKERS

(a)                                 Buyer shall be responsible for environmental protection and for all costs and liabilities of waste disposal and worker health and safety related to Concentrate arising after delivery to TMC warehouse in Manzanillo until arrival at the Port of Akita, Japan, and Buyer shall defend, indemnify and hold Seller harmless against any claims made against Seller and costs incurred by Seller as a result of any failure by Buyer to discharge that responsibility.

(b)                                 Seller shall be responsible for all costs and liabilities of waste disposal and worker health and safety related to Concentrate arising before arrival at TMC warehouse in Manzanillo, and Seller shall defend, indemnify and hold Buyer harmless against any claims made against Buyer, and costs incurred by Buyer as a result of any failure by Seller to discharge that responsibility.

17.                               FORCE MAJEURE

(a)                                 Should Seller be prevented from making any shipment or delivery hereunder or Buyer or Dowa be prevented from taking delivery of any Concentrates as a result of any governmental acts, regulations or directions, refusal of any necessary export or import licenses, outbreak of a state of emergency, act of God, war, unrest, warlike hostilities, shortage of raw materials, civil commotions or embargoes, blockades, riots, epidemics, fires, floods, earthquake, hurricane, typhoon, delays in route, perils of the sea or other natural or man-made catastrophes, strikes or lockouts (the “Force Majeure Event”) then provided the party so prevented (the “Affected Party”):

(i)                  give prompt written notice to the other party of the nature of the Force Majeure Event; and

(ii)               has taken all proper precautions, due care and reasonable alternative measures with the object of avoiding the effects of the Force Majeure Event and of carrying out its obligations hereunder (but nothing herein shall require the Affected Party to settle or compromise a labor dispute except on terms satisfactory to itself), the shipment and/or deliveries which are or will be affected by the Force Majeure Event shall be suspended during the period in which the Force Majeure Event continues; provided that:

Should shipments be suspended in accordance with this clause for more than three (3) months, either party may at its option, cancel future shipments.

(b)                                 Notwithstanding anything contained therein, in the event of Dowa or the Buyer’s declaring the Force Majeure Event, it will not apply to Concentrates in transit on board carrying vessel or which pricing has been established and Buyer must pay for such Concentrates and all Concentrates that have been delivered. However, in such event Seller and Buyer and Dowa shall endeavor to resolve Dowa and the Buyer’s difficulties to perform its obligation under this Agreement.

18.                               ARBITRATION

Any disputes, controversy or claim arising out of, or in connection with this Agreement or the breach, termination or validity thereof, which cannot be amicably resolved by the parties within 60 calendar days after receipt by one party of written notice from the other party, such a controversy or claim shall be settled by final and binding arbitration conducted in the English language in New York in accordance with the Rules of Concentration and Arbitration of the International Chamber of Commerce by three arbitrators appointed one by Seller, one by Buyer and the third by the first two arbitrators.

If either or both Seller or Buyer fails to appoint an arbitrator within 60 calendar days after receiving notice of the commencement or arbitration proceedings, or if the two arbitrators within 14 calendar days after they have been chosen failed to appoint the third arbitrator, the International Court of Arbitration of the International Chamber of Commerce shall, upon request of either or both of Buyer and Seller, appoint the arbitrator or arbitrators required to complete the arbitral tribunal.

The parties agree that the Arbitration Award of the arbitral tribunal shall be:

(i)                                     conclusive, final and binding upon the parties; and

(ii)                                  the sole and exclusive remedy between the parties regarding any and all claims and counterclaims presented to the arbitral tribunal.

All notices to be given in connection with the arbitration shall be as provided in Clause 23 of this Agreement.

The Arbitration Award shall be made and shall be payable in US$ only. The Arbitration Award shall also include the fixing of the expense of the arbitration and the assessment of the same, as is appropriate in the parties hereto. Each party shall otherwise bear its cost of its respective legal fees, witnesses, depositions and other out-of—pocket expenses incurred in the course of arbitration.

In the event either party to this Agreement commences legal proceedings to enforce the Arbitration Award, the expense of such litigation (including reasonable attorney’s fees and costs of court) shall be borne by the party not prevailing therein.

19.                               SUSPENSION OF QUOTATIONS

If the event of the price quotations specified under this Agreement will cease to exist, cease to be published by the “Metal Bulletin” and/or cease to be the representative basis on which majority of sales of zinc concentrates in Japan are made, Dowa and Seller (with copy to Buyer) will immediately consult together to agree on a pricing basis acceptable to both parties in order to secure the continuance of this Agreement.

Failing such agreement, the provision of Clause 18 shall apply, and the arbitral tribunal shall determine a fair and reasonable price for Concentrates.

20.                               EXEMPTION FROM LIABILITY AND OBLIGATION

In case Dowa decides to withdraw from the zinc smelting business for any reason whatsoever, the liability and obligation of Dowa to take delivery of Concentrates under this Agreement shall be released and discharged, except for Concentrates in transit to discharging port. The liability and obligation of Seller to deliver Concentrates to Buyer under this Agreement shall be released and discharged when Seller decides to close permanently the Los Gatos Mine for any reason whatsoever.

Seller or Dowa who decides to close the Los Gatos Mine or to withdraw from the zinc smelting business, as the case may be, shall notify the other party (with copy to Buyer) of such effect at least six (6) months prior to such closure or withdrawal.

21.                               TARIFFS, TAXES AND DUTIES

Any export tax or duty, whether existing or new, levied in the United Mexican States shall be borne by Seller. Any tariffs and duties, whether existing or new, on Concentrates and contained metal or on commercial documents relating thereto imposed in Japan shall be borne by Buyer.

22.                               GOVERNING LAW

This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, U. S. A. (without giving effect to internal principles of conflicts of laws). The application of the United States Convention on Contracts for the International Sale of Goods is hereby excluded from this Agreement.

23.                               NOTICES

Any notice permitted or required to be given hereunder shall be validly given if in written and sent to the party to which the notice is directed at the address set out below:

Buyer

OCEAN PARTNERS USA, INC.

43 Danbury Road

Wilton, CT, USA, 06897

Attention : Roberto Guerra

Telephone : +1 203 834 4444

Email Address : Roberto.guerra@oceanpartners.com

Seller

OPERACIONES SAN JOSE DE PLATA S. DE C.V

Gabriel Mancera No. 1041 Del Valle

Mexico 03100

Benito Juarez, Distrito Federal Mexico

Attention: Emir Toledo

Telephone: 52-614-220-1483

Email Address: etoledo@mprmex.com

With copies to:

Sunshine Silver Mining & Refining Corporation

1660 Lincoln Street

Suite 2750

Denver, Colorado, U.S.A.

Attention: Roger P. Johnson

Telephone: (303) 784-5334

Email Address: roger.johnson@ssmines.com]

or, in either case, such other address as may be notified by the relevant party to the other. Notices given by first class mail shall be deemed to have been delivered when received. Notices sent by facsimile or electronic mail shall be deemed to have been received upon completion of successful transmission if sent during normal office hours at the place of receipt. Any facsimile or electronic mail transmitted outside of normal office hours at the place of receipt shall be deemed to have been received on the next Business Day.

24.                               ASSIGNMENT

No right or obligation or either party under this Agreement is assignable without the prior written consent of the other, and any purported assignment without such consent shall be void.

25.                               GENERAL CLAUSES

(a)                                 The provisions set out in this Agreement are exclusive and in lieu of all other warrantees, conditions, guarantees, representations and similar obligations, expressed or implied by fact or by law, including any statute ore regulation, by custom or trade usage, or by any course of dealing, including but not limited to any implied warranties or conditions of merchantability or fitness for purpose or for a particular purpose, all of which warranties, conditions, guarantees, representations and similar obligations are expressly disclaimed by Seller.

(b)                                 The terms and conditions of this Agreement and the settlement information shall be kept confidential by both parties, except insofar as disclosure is required to royalty payees, by law or the rules of any stock exchange, in connection with any financing or issuance of securities by Seller or Buyer, or deemed appropriate in connection with communication to shareholders or securities analyst.

(c)                                  No amendment to this Agreement is valid or binding upon the parties, unless it is in writing and executed by parties.

(d)                                 All provisions of this Agreement are severable, and no provision is affected by the invalidity of any other provision, except to the extent that invalidity also renders that other provision invalid. If any provision is contrary to any law, the parties agree to observe and perform all the provisions of this Agreement as if that unlawful provision were not contained in this Agreement.

(e)                                  No approval, consent or waiver by either party to or of any breach by the other party in the performance or observance of its obligations under this Agreement is an approval, consent or waiver to or of any other breach or continuing breach. Failure by either party to complain of any breach by other party in the performance or observance of its obligations under this Agreement, irrespective of how long the breach continues, is not a waiver of the rights of either party under or relating to this Agreement. All approvals, consents, and waivers given by either party are not enforceable, unless in writing and signed by that party.

(f)                                   This Agreement inures to the benefits of and is binding upon each of the parties and their respective successors.

(g)                                  This Agreement, together with the Partner Agreement, is the complete and entire agreement between the parties with respect to the purchase and sale of Concentrate. All representations, warranties, conditions, terms, agreements, understandings and communications given or made before the date of this Agreement and whether written or oral, are not of legal effect.

(h)                                 If a remedy for breach of this Agreement by either party is specified in this Agreement, that remedy is exclusive. Otherwise the rights and remedies available to a party under the law governing this Agreement are applicable.

(i)                                     The obligation to defend, indemnify and hold harmless a party under this Agreement includes the obligation to pay for all reasonable investigation costs and reasonable legal and expert fees and disbursements incurred by the indemnitor and the indemnitee in relation to the subject matter of the indemnification. The right of an indemnitee to be defended, indemnified and held harmless under any indemnity contained in this Agreement in respect of a claim made by a third person is subject to the conditions that:

(i)                                     the indemnitee gives to the indemnitor prompt notice of the claim,

(ii)                                  the indemnitor may select and instruct counsel in the defense of settlement of the claim and may manage the litigation in respect thereof so long as the indemnitor has agreed in writing to bear full responsibility for all such indemnification,

(iii)                               the indemnitee shall give the indemnitor, and counsel selected by it, all documents and information in the possession of indemnitee that are relevant to the defense or settlement of the claim, and shall render to the indemnitor and that counsel reasonable assistance in relation to the defense or settlement of the claim, and

(iv)                              the indemnitee shall not make any admission of liability, or make any settlement, or do any act, that could reasonably be expected to be prejudicial to the successful defense or favorable settlement of the claim, without prior written consent of the indemnitor or counsel selected by it.

The indemnitor shall have the right to settle the claim on terms that require only the payment of money and that are not otherwise prejudicial to the indemnitee.

(j)                                    This Agreement may be executed in one or more counterparts, each of which shall be considered an original for all purposes. This Agreement shall be deemed to have been executed by all parties when each such party has executed this Agreement or a counterpart thereof and delivered said executed Agreement (or counterpart) to the other party.

(k)                                 Execution of this Agreement by a party may be evidenced by said party transmitting by email or facsimile to the other party a copy of the signature page showing execution by the transmitting party. In such event, transmission by facsimile shall be the equivalent of the delivery to the other party of a signed original of this Agreement.

IN WITNESS WHEREOF, the parties here to have caused this Agreement to be signed by their respective duly authorized representatives in duplicate as of the day and year first above written.

/s/ Roger Johnson	/s/ Brent Omland	/s/ Al Paterson
Roger Johnson	Brent Omland	Al Paterson

SELLER: OPERACIONES SAN JOSE DE	BUYER: OCEAN PARTNERS USA, INC.
PLATA S. DE C.V.

APPENDIX A

Date:                  July 15, 2019

MEMORANDUM OF AGREEMENT

OPERACIONES SAN JOSE DE PLATA S. DE C.V., SELLER and DOWA Metals & Mining Co., Ltd., (and acknowledged by Buyer, Ocean Partners USA, Inc.) hereby agree to the following 2019 terms and conditions for the sales and purchase of Los Gatos zinc concentrate.

1.	Quantity	:	2019 production

2.	TC	:	$ [***] /dmt

3.	Scale	:	$[***]/dmt for each $1.00/mt increase in the zinc price over $[***]/mt
$[***]/dmt for each $1.00/mt decrease in the zinc price below $[***]/mt

4.	Metal payment	:

Zn : [***] with minimum deduction of [***] units at LME SHG settlement price published in London Metal Bulletin

Ag : Deduct [***]/dmt and pay for [***] of the remaining silver content at LBMA silver price published in London Metal Bulletin

5.	Penalty	:	Fe :$[***] / % over [***]%
As :$[***] / 0.1% over [***]%

F :
			[***]ppm	To	[***]ppm	US$[***]/dmt
			[***]ppm	To	[***]ppm	US$[***]/dmt
			[***]ppm	To	[***]ppm	US$[***]/dmt
			[***]ppm	Over		US$[***]/dmt

6.	Quotational Period	:	Third calendar month following the month of vessel arrival at the discharge port (3MAMA)

7.	Settlement	:	1st provisional payment : [***] value on 3rd business day after vessel arrival at Akita port
2nd provisional payment : [***] value on 60th calendar days after vessel arrival at Akita port
Final payment : when all necessary information referenced in Section 12(c) of the Agreement is provided

/s/ Roger Johnson	/s/ Brent Omland	/s/ Al Paterson
Roger Johnson

SELLER: OPERACIONES SAN JOSE DE	BUYER: OCEAN PARTNERS USA, INC.
PLATA S. DE C.V.

APPENDIX B

FACILITIES OF PORT OF DISCHARGE FOR CONCENTRATES

Discharging port	Smelter	Berth conditions
Akita in Japan	Iijima	Draft	:	11.8 meters Max.
		LOA	:	185 meters Max.
		Beam	:	25 meters Max.
* Total cargo tonnage on board should be below 50,000t.